SCUDDER MULTI-MARKET INCOME TRUST

The Proxy Statement on Schedule 14A for Scudder Multi-Market Income Trust (File No. 811-05689) is incorporated by reference to the Definitive Proxy Statement for the fund filed with the Securities and Exchange Commission on April 25, 2003.